AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 1999.
                                           Registration No. 333-____________
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                             AZTAR CORPORATION
           (Exact name of registrant as specified in its charter)

        DELAWARE                                      86-0636534
(State of incorporation)                     (IRS Employer Identification No.)

                    2390 EAST CAMELBACK ROAD, SUITE 400
                           PHOENIX, ARIZONA 85016
        (Address of principal executive offices, including Zip Code)

      AZTAR CORPORATION 1999 EMPLOYEE STOCK OPTION AND INCENTIVE PLAN
                          (Full title of the Plan)

                             ROBERT M. HADDOCK
                    2390 EAST CAMELBACK ROAD, SUITE 400
                           PHOENIX, ARIZONA 85016
                               (602) 381-4100
(Name, address and telephone number, including area code, of agent for service)

                                 COPIES TO:

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                             NEW YORK, NY 10022
                      Attention: ERIC L. COCHRAN, ESQ.

                               CALCULATION OF REGISTRATION FEE
=======================================================================================================
Title of Securities     Amount to be       Proposed Maximum       Proposed Maximum      Amount of
to be Registered        Registered(1)      Offering Price         Aggregate Offering    Registration
                                            per Share(2)          Price(2)              Fee (3)
=======================================================================================================
Common stock, $0.01
par value               4,000,000 shares      $7.125               $28,500,000.00        $7,923.00
=======================================================================================================

(1) We are registering 4,000,000 shares pursuant to the Aztar Corporation 1999 Employee Stock Option and Incentive Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable under the Aztar Corporation 1999 Employee Stock Option and Incentive Plan pursuant to its antidilution provisions.

(2) Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price and registration fee are based on the high and low selling prices per share of Aztar Corporation's common stock on May 24, 1999, as reported on the New York Stock Exchange Composite Tape.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: 0.0278% of $28,500,000.00, the
      Proposed Maximum Aggregate Offering Price of the
      shares of common stock registered hereby.
=============================================================================



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part 1 of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), until such time as this registration statement is no longer in effect.

      (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

      (b) Our Quarterly Report on Form 10-Q for the quarter ended April 1, 1999 and our Current Reports on Form 8-K filed on April 19, 1997 and April 28, 1997; and

      (c) The description of our common stock contained in our Registration Statement No. 333-05213 on Form S-3 filed with the SEC on June 5, 1996, as amended on July 2, 1996, as further amended on July 15, 1996, and as further amended on July 24, 1996.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

      Aztar Corporation
      Corporate Communications
      2390 East Camelback Road,  Suite 400
      Phoenix, Arizona 85016 - 3452
      Telephone: (602) 381-4100

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made if such person is adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in this Item 6 or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

      Both our By-Laws and the Certificate of Incorporation require us to indemnify each of our directors and officers to the fullest extent permitted by law, subject to certain exceptions, in connection with any actual or threatened action or proceeding arising out of his or her service to us or to other organizations at our request.

      As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation also contains a provision eliminating the personal liability of a director to Aztar Corporation or our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit
Number            Exhibit
----------        ---------

  4.1 Aztar Corporation 1999 Employee Stock Option and Incentive Plan (incorporated by reference from Exhibit A to the Company's definitive proxy statement filed on March 29, 1999 for the Annual Meeting of Stockholders held on May 6, 1999)

  5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

  23.1 Consent of PricewaterhouseCoopers LLP, independent public accountants, with respect to the financial statements of Aztar Corporation

  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)

  24.1      Power of Attorney (included on the signature page)


Item 9. Undertakings

      A.    The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)   to include any prospectus required by Section 10(a)(3) of
             the Securities Act;

            (ii)  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

            provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by Aztar Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement;

      (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Aztar Corporation 1999 Employee Stock Option and Incentive Plan.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Aztar Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Aztar Corporation pursuant to the indemnification provisions summarized in Item 6 or otherwise, Aztar Corporation has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Aztar Corporation of expenses incurred or paid by a director, officer, or controlling person of Aztar Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Aztar Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on this 26th day of May 1999.

                             AZTAR CORPORATION

                           By: /s/ Paul E. Rubeli
                              -----------------------------------
                              Paul E. Rubeli
                              Chairman of the Board, President
                                and Chief Executive Officer

                      POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Aztar Corporation, hereby severally constitute and appoint Paul E. Rubeli and Robert M. Haddock, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Aztar Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name/Signature                     Title                           Date
--------------                     -----                           ----

/s/ Paul E. Rubeli             Chairman of the Board,            May 26, 1999
---------------------------    President and Chief
Paul E. Rubeli                 Executive Officer

/s/ Robert M. Haddock          Director, Executive Vice          May 19, 1999
---------------------------    President and Chief
Robert M. Haddock              Financial Officer

/s/ Meridith P. Sipek          Controller                        May 19, 1999
---------------------------
Meridith P. Sipek

/s/ John B. Bohle              Director                          May 18, 1999
---------------------------
John B. Bohle

/s/ Gordon M. Burns            Director                          May 19, 1999
---------------------------
Gordon M. Burns

/s/ Edward M. Carson           Director                          May 19, 1999
---------------------------
Edward M. Carson

/s/ Linda C. Faiss             Director                          May 19, 1999
---------------------------
Linda C. Faiss

/s/ James L. Kunkel            Director                          May 19, 1999
---------------------------
James L. Kunkel

/s/ Robert S. Rosow            Director                          May 19, 1999
---------------------------
Robert S. Rosow

/s/ Richard Snell              Director                          May 19, 1999
---------------------------
Richard Snell

/s/ Terence W. Thomas          Director                          May 18, 1999
---------------------------
Terence W. Thomas



                               EXHIBIT INDEX

Exhibit
Number
(Referenced to
Item 601(b) of
Regulation S-K)      Exhibit
----------------     -------

  4.1 Aztar Corporation 1999 Employee Stock Option and Incentive Plan (incorporated by reference from Exhibit A to the Company's definitive proxy statement filed on March 29, 1999 for the Annual Meeting of Stockholders held on May 6,
                1999)

  5.1           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

  23.1 Consent of PricewaterhouseCoopers LLP, independent public accountants, with respect to the financial statements of Aztar Corporation

  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)

  24.1          Power of Attorney (included on the signature page)